UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2026

Contango Silver & Gold Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 2nd Avenue Suite 401
Fairbanks, Alaska		99701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (907) 388-7770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2026, CORE Alaska, LLC (the “Borrower”), an indirect wholly-owned subsidiary of Contango Silver & Gold Inc. (the “Company”), entered into Consent No. 7 and Amendment No. 13 (the “Amendment”) to that certain Credit and Guarantee Agreement, dated as of May 17, 2023 (as amended, the “Credit Agreement”), by and among the Borrower, the Company and the other guarantors party thereto, the lenders party thereto from time to time (the “Lenders”), ING Capital LLC, as administrative agent, and Macquarie Bank Limited, as collateral agent for the secured parties.

The Amendment, among other things, provides for: (i) the termination of the remaining required hedge agreements corresponding to scheduled delivery dates of 10,000 ounces of gold on March 31, 2027 and 5,000 ounces of gold on June 30, 2027 (collectively, the “Hedge Terminations”) and Lender consent to the Hedge Terminations; (ii) the entry by the Borrower into put option contracts with the hedge providers corresponding to scheduled delivery dates of 5,250 ounces of gold on March 31, 2027 and 9,750 ounces of gold on June 30, 2027 (the “Options Contracts”); (iii) an increase of approximately $33 million of principal amount to the aggregate amount of term loans under the Credit Agreement (the “Term Loans”), the proceeds of which were used to effect the Hedge Terminations and to purchase the Options Contracts; and (iv) a reduction of the applicable margin under the Credit Agreement from 5.00% to 3.63% per annum.

The Term Loans are scheduled to be repaid as follows: (i) $1 million on September 30, 2026; (ii) $1 million on December 31, 2026; (iii) approximately $15.5 million on March 31, 2027; and (iv) approximately $28.8 million on June 30, 2027.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Amendment, and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing that it had amended its credit facility with its existing lenders to convert its remaining gold hedge contracts into debt. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, ability to realize the anticipated benefits of various transactions and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1

Consent No. 7 and Amendment No. 13 to Credit and Guarantee Agreement, dated as of July 1, 2026, among CORE Alaska, LLC, Contango Silver & Gold Inc., the other Guarantors party thereto, and ING Capital LLC, as administrative agent.

99.1	Press Release of the Company, dated July 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO SILVER & GOLD INC.

Date:	July 8, 2026	By:	Mike Clark
Chief Financial Officer